                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                     State of             Percentage
                                                  Incorporation            Ownership
                                                  -------------           ----------
Pinnacle Bank (1)                                     Alabama                100%
First General Service(s) Corporation (2)              Alabama                100%
First General Ventures Corporation (2)                Alabama                100%

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(1)  Subsidiary of the Registrant.
(2)  Subsidiary of Pinnacle Bank.